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                                                                       EXHIBIT 5


      October 10, 1996


      Board of Directors
      Norwest Corporation
      Norwest Center
      Sixth and Marquette
      Minneapolis, Minnesota  55479-1000

      Ladies and Gentlemen:

            In connection with the proposed registration under the Securities Act of 1933, as amended, of 600,000 shares of the common stock, par value $1-2/3 (the "Shares"), of Norwest Corporation, a Delaware corporation ("Norwest"), issued in connection with the acquisition by Norwest of Aman Collection Services, Inc., a South Dakota corporation, I have examined such corporate records and other documents, including the Registration Statement on Form S-3 relating to the Shares, and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

            1. Norwest is a corporation duly organized and existing under the laws of the state of Delaware.

            2. The Shares have been legally and validly issued, and constitute fully paid and nonassessable shares of the common stock of Norwest.

            I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Stanley S. Stroup

                                       Stanley S. Stroup
                                       Executive Vice President and
                                        General Counsel